Exhibit 77Q1:A

THIRD AMENDED AND RESTATED BYLAWS OF
ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
(Adopted Effective August 21, 2002)
______________________________
ARTICLE I

OFFICES
       Section 1.	Principal Office.  The principal office
of the Corporation shall be in the City of Baltimore, State
of Maryland.
       Section 2.	Other Offices.  The Corporation may also
have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
       Section 1.	Annual Meetings.  Annual meetings of
stockholders shall be held on such day during the month of January and at such time as shall be designated by the
Board of Directors and stated in the notice of the meeting,
at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
       Section 2.	Special Meetings.  Special meetings of
the stockholders, unless otherwise provided by law or by
the Corporation's Charter, may be called for any purpose or purposes by a majority of the Board of Directors or the President, and shall be called by the President or
Secretary on the written request of the stockholders
entitled to cast at least 50% of the votes entitled to be
cast at the special meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it. The Secretary shall inform such stockholders of the reasonably estimated cost of
preparing and making notice of the meeting and, upon
payment to the Corporation by such stockholders of such
costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.
       Section 3.	Place of Meetings.  The annual meeting
and any special meeting of the stockholders shall be held
at such place in or out of the State of Maryland as the
Board of Directors may from time to time determine and set
forth in the notice of the meeting.
       Section 4.	Notice of Meetings, Waiver of Notice,
Stockholder List.  Notice of the place, date and time of
the holding of each annual and special meeting of the stockholders and, if the meeting is a special meeting or notice of the meeting is required by statute, the purpose
or purposes shall be given personally, by telex, by mail or
by electronic mail or any other electronic means, not less
than ten (10) nor more than ninety (90) days before the
date of such meeting, to each stockholder entitled to
notice of the meeting.  Notice by mail shall be deemed to
be duly given when deposited in the United States mail
addressed to the stockholder at his or her address as it
appears on the records of the Corporation, with postage
thereon prepaid.  Notice by electronic mail shall be deemed
to be duly given when sent to any electronic mail address
of the stockholder.  The notice of every meeting of
stockholders may be accompanied by a form of proxy approved
by the Board of Directors in favor of such actions or
persons as the Board of Directors may select.
       Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a
date not more than 120 days after the original record date.
       At least five (5) days prior to each meeting of stockholders, the officer or agent having charge of the share transfer books of the Corporation shall make a
complete list of stockholders entitled to vote at such
meeting, in alphabetical order with the address of and the
number of shares held by each stockholder.
       Section 5.	Quorum.  At any meeting of stockholders
the presence in person or by proxy of stockholders entitled
to cast a majority of the votes thereat shall constitute a quorum, but this section shall not affect any requirement under the statute or under the Charter of the Corporation
for the vote necessary for the adoption of any measure.
If, however, such quorum shall not be present or
represented at any meeting of the stockholders, the
stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than
announcement at the meeting, until a quorum shall be
present or represented.  At such adjourned meeting at which
a quorum shall be present or represented any business may
be transacted which might have been transacted at the
meeting as originally notified.  When a quorum is once
present to organize a meeting, it is not broken by the
subsequent withdrawal of any stockholders.
       Section 6.	Voting.  Except as otherwise provided by
statute or the Charter of the Corporation, each holder of
record of shares of stock of the Corporation having voting
power shall be entitled at each meeting of the stockholders
to one vote for every share of such stock standing in his
or her name on the record of stockholders of the
Corporation as of the record date determined pursuant to
Section 4 of Article VI of these Bylaws or if such record
date shall not have been so fixed, then at the later of (i)
the close of business on the day on which notice of the
meeting is mailed or (ii) the thirtieth day before the
meeting.  All voting rights for the election of Directors
are non-cumulative.
       Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his
or her duly authorized attorney-in-fact. Signing may be accomplished by the stockholder or the stockholder's authorized attorney-in-fact signing the proxy or causing
the stockholder's signature to be affixed to the proxy by
any reasonable means, including facsimile signature. A stockholder also may duly authorize another person to act as proxy by transmitting, or authorizing the transmission
of, a telegram, cablegram, datagram, electronic mail or any
other electronic or telephonic means to the person
authorized to act as proxy or to a proxy solicitation firm,
proxy support service organization or other person
authorized by the person who will act as proxy to receive
the transmission.  No proxy shall be valid after the
expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it,
except in those cases where such proxy is permitted by law
to be irrevocable and where an irrevocable proxy is coupled
with an interest.  Except as otherwise provided by statute,
the Charter of the Corporation or these Bylaws, any
corporate action to be taken by vote of the stockholders,
except with respect to the election of Directors, shall be authorized by a majority of the total votes cast at a meeting of stockholders at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on such action.  Action to be taken by
vote of the stockholders with respect to the election of Directors shall be authorized by a plurality.
       If a vote shall be taken on any question other than
the election of Directors, which shall be by written
ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot.  On a vote by ballot,
each ballot shall be signed by the stockholder voting, or
by his or her proxy, if there be such proxy, and shall
state the number of shares voted.
       Section 7.	Inspectors.  The Board may, in advance of
any meeting of stockholders, appoint one or more inspectors
to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting
may, and on the request of any stockholder entitled to vote
at the meeting shall, appoint inspectors.  Each inspector,
before entering upon the discharge of his or her duties,
shall take and sign an oath to execute faithfully the
duties of inspector at such meeting with strict
impartiality and according to the best of his or her
ability.  The inspectors shall determine the number of
shares outstanding and the voting power of each, the number
of shares represented at the meeting, the existence of a
quorum, the validity and effect of proxies, and shall
receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or
consents, determine the result, and do such acts as are
proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at it, the inspectors
shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate or any fact found by them.  The report of the inspector on
the number of votes represented at the meeting and the
result of the voting shall be prima facie evidence thereof.
No Director or candidate for the office of Director shall
act as inspector of an election of Directors.  Inspectors
need not be stockholders.
       Section 8.	Nominations and Proposals by
Stockholders.
              (a)	Annual Meetings of Stockholders.  (1)
Nominations of persons for election to the Board of
Directors and the proposal of business to be considered by
the stockholders may be made at an annual meeting of
stockholders (i) pursuant to the Corporation's notice of
meeting, (ii) by or at the direction of the Board of
Directors or (iii) by any stockholder of the Corporation
who was a stockholder of record both at the time of giving
of notice provided for in this Section 8(a) and at the time
of the annual meeting, who is entitled to vote at the
meeting and who complied with the notice procedures set
forth in this Section 8(a).
                      (2)	For nominations or other business
to be properly brought before an annual meeting by a
stockholder pursuant to clause (iii) of paragraph (a)(1) of
this Section 8, the stockholder must have given timely
notice thereof in writing to the secretary of the
Corporation and such other business must otherwise be a
proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not
later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the
first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed
by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered
not earlier than the close of business on the 120th day
prior to such annual meeting and not later than the close
of business on the later of the 90th day prior to such
annual meeting or the tenth day following the day on which
public announcement of the date of such meeting is first
made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described
above.  Such stockholder's notice shall set forth (i) as to
each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case
pursuant to Regulation 14A under the Securities Exchange
Act of 1934, as amended (the "Exchange Act") (including
such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the
stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at
the meeting and any material interest in such business of
such stockholder and of the beneficial owner, if any, on
whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(x) the name and address of such stockholder, as they
appear on the Corporation's books, and of such beneficial
owner and (y) the number of shares of each class of stock
of the Corporation which are owned beneficially and of
record by such stockholder and such beneficial owner.
                      (3)	Notwithstanding anything in the
second sentence of paragraph (a)(2) of this Section 8 to
the contrary, in the event that the number of directors to
be elected to the Board of Directors is increased and there
is no public announcement by the Corporation naming all of
the nominees for director or specifying the size of the
increased Board of Directors at least 100 days prior to the
first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 8(a) shall also be considered timely, but only with respect to
nominees for any new positions created by such increase, if
it shall be delivered to the secretary at the principal
executive offices of the Corporation not later than the
close of business on the tenth day following the day on
which such public announcement is first made by the
Corporation.
              (b)	Special Meetings of Stockholders.  Only
such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
Nominations of persons for election to the Board of
Directors may be made at a special meeting of stockholders
at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that
the Board of Directors has determined that directors shall
be elected at such special meeting, by any stockholder of
the Corporation who is a stockholder of record both at the
time of giving of notice provided for in this Section 8(b)
and at the time of the special meeting, who is entitled to
vote at the meeting and who complied with the notice
procedures set forth in this Section 8(b).  In the event
the Corporation calls a special meeting of stockholders for
the purpose of electing one or more directors to the Board
of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 8 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the
120th day prior to such special meeting and not later than
the close of business on the later of the 90th day prior to
such special meeting or the tenth day following the day on
which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event
shall the public announcement of a postponement or
adjournment of a special meeting to a later date or time
commence a new time period for the giving of a
stockholder's notice as described above.
              (c)	General.  (1) Only such persons who are
nominated in accordance with the procedures set forth in
this Section 8 shall be eligible to serve as directors and
only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
8.  The chairman of the meeting shall have the power and
duty to determine whether a nomination or any business
proposed to be brought before the meeting was made or
proposed, as the case may be, in accordance with the
procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this
Section 8, to declare that such nomination or proposal
shall be disregarded.
                      (2)	For purposes of this Section 8,
"public announcement" shall mean disclosure in a press
release reported by the Dow Jones News Service, Associated
Press or comparable news service or in a document publicly
filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the
Exchange Act.
                      (3)	Notwithstanding the foregoing
provisions of this Section 8, a stockholder shall also
comply with all applicable requirements of state law and of
the Exchange Act and the rules and regulations thereunder
with respect to the matters set forth in this Section 8.
Nothing in this Section 8 shall be deemed to affect any
rights of stockholders to request inclusion of proposals
in, nor any rights of the Corporation to omit a proposal
from, the Corporation's proxy statement pursuant to Rule
14a-8 under the Exchange Act.
       Section 9.	Consent of Stockholders in Lieu of
Meeting. Except as otherwise provided by statute or the Charter of the Corporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent which sets forth such action, and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.
ARTICLE III

BOARD OF DIRECTORS
       Section 1.	General Powers.  Except as otherwise
provided in the Charter of the Corporation, the business
and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the
Board of Directors except as conferred on or reserved to
the stockholders by law or by the Charter of the
Corporation or these Bylaws.
       Section 2.	Number of Directors.  The number of
Directors shall be fixed from time to time by resolution of
the Board of Directors adopted by a majority of the
Directors then in office; provided, however, that the
number of Directors shall in no event be less than three
(except for any period during which shares of the
Corporation are held by fewer than three stockholders).
Any vacancy created by an increase in Directors may be
filled in accordance with Section 8 of this Article III.
No reduction in the number of Directors shall have the
effect of removing any Director from office prior to the expiration of his or her term unless such Director is specifically removed pursuant to Section 7 of this Article
III at the time of such decrease.  Until the first annual
meeting of stockholders or until successors are duly
elected and qualify, the Board shall consist of the persons
named as such in the Charter of the Corporation.  Unless
the Board of Directors adopts a policy that provides
otherwise, Directors need not be stockholders.
       Section 3.	First Meeting of Directors.  The first
meeting of each newly elected Board of Directors shall be
held immediately following and at the same place as the
annual meeting of stockholders and no notice of such
meeting shall be necessary to the newly elected Directors
in order legally to constitute the meeting, provided a
quorum shall be present.  In the event such meeting is not
held at the said time and place, the meeting may be held at
such time and place as shall be specified in a notice given
as hereinafter provided for special meetings of the Board
of Directors, or as shall be specified in a written waiver
signed by all of the Directors.
       Section 4.	Election and Term of Directors.  At the
first annual meeting of stockholders and at each annual
meeting thereafter, the stockholders shall elect Directors
to hold office.  For purposes of this Article III, a
potential Director will not be deemed to be qualified to
serve as a Director unless, after giving effect to his or
her election to the Board of Directors, at least two-thirds
of the Board of Directors would be Independent Directors,
as defined in Section 5 below. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, with the
Directors in each class to hold office until their
successors are elected and qualified, or until their death,
or until they shall have resigned, or have been removed as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Charter of the Corporation.  At
each annual meeting of the stockholders of the Corporation,
the successors to the class of Directors whose terms expire
at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election
or the election and qualification of the successors to such
class of Directors.  Directors elected at an annual meeting
of stockholders to fill a vacancy in a class of Directors
whose terms do not expire at such annual meeting shall be
elected to hold office for terms expiring at the later of
the annual meeting of stockholders as of which the terms of
such class expire or the election and qualification of the successors to such class of Directors.
       Section 5.	Independent Directors.  For purposes of
these Bylaws, a Director shall be deemed to be an
"Independent Director" if he or she:  (i) is not an
"interested person" of the Corporation within the meaning
of the Investment Company Act of 1940, as amended, and the
rules and regulations promulgated thereunder and (ii) is
not a former officer or director of the Corporation's
investment adviser or its subsidiary.
       Section 6.	Resignation.  A Director of the
Corporation may resign at any time by giving written notice
of his or her resignation to the Board or the Chairman of
the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
       Section 7.	Removal of Directors.  A Director of the
Corporation may be removed, only as provided in the Charter
of the Corporation or, if the Charter of the Corporation
does not so provide, then only as provided by the Maryland General Corporation Law.
       Section 8.	Vacancies.  The stockholders may elect a
successor to fill a vacancy on the Board of Directors which results from a removal of a Director pursuant to Section 7 of Article III of these Bylaws.  A majority of the
remaining Directors, whether or not sufficient to
constitute a quorum, may fill a vacancy which results from
any cause except an increase in the number of Directors,
and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of Directors; provided, that: (i) the Independent Director requirements specified in Section 4 above are satisfied, and (ii) after the filling of said vacancy or vacancies, at
least two-thirds of the Directors then holding office shall
have been elected by the stockholders of the Corporation.
In the event that at any time there is a vacancy in any
office of a Director which vacancy may not be filled by the remaining Directors, a special meeting of the stockholders shall be held as promptly as possible and in any event
within sixty days, for the purpose of filling said vacancy
or vacancies.  Further, if at any time fewer than two-
thirds of the Directors are Independent Directors, the
Board of Directors shall, at the next regularly scheduled
meeting or any special meeting, consider electing
additional Independent Directors to the Board. A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his
or her successor is elected and qualifies.  A Director
elected by the stockholders to fill a vacancy which results
from the removal of a Director serves for the balance of
the term of the removed Director.
       Section 9.	Regular Meetings.  Regular meetings of
the Board may be held without notice at such times and
places in or out of the State of Maryland as shall from
time to time be determined by the Board of Directors.
       Section 10.	Special Meetings.  Special meetings of
the Board may be called by the Chairman of the Board, the President, or by a majority of the Directors either in writing or by vote at a meeting, and may be held at any
place in or out of the State of Maryland as the Board may
from time to time determine.
       Section 11.	Notice of Special Meetings.  Notice of
each special meeting of the Board shall be given by the
Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone, facsimile, telegraph, telex, cable or wireless, at least twenty-four hours before the
time at which such meeting is to be held, or by first-class
mail, postage prepaid, addressed to him or her at his or
her residence or usual place of business, at least three
days before the day on which such meeting is to be held.
       Section 12.	Waiver of Notice of Special Meetings.
Notice of any special meeting need not be given to any
Director who shall, either before or after the meeting,
sign a written waiver of notice which is filed with the
records of the meeting or who shall attend such meeting.
Except as otherwise specifically required by these Bylaws,
a notice or waiver of notice of any meeting need not state
the purposes of such meeting.
       Section 13.	Quorum and Voting.  A majority of the
entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Charter of the Corporation, these Bylaws, the Investment Company Act of
1940, as amended, or other applicable statute.  The act of
a majority of the Directors present at any meeting at which
a quorum is present shall be the act of the Board;
provided, however, that the approval of any contract with
an investment adviser or principal underwriter, as such
terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond
required by the Investment Company Act of 1940, as amended,
and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the Directors who are Independent Directors.
If a quorum shall not be present at any meeting of
Directors, the Directors present thereat may by a majority
vote of the Directors present adjourn the meeting from time
to time, without notice other than announcement at the
meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
       Section 14.	Written Consent of Directors in Lieu of a
Meeting.  Except to the extent otherwise specifically
prohibited by applicable law, any action required or
permitted to be taken at any meeting of the Board of
Directors or of any committee thereof may be taken without
a meeting if all members of the Board or committee, as the
case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
       Section 15.	Meeting by Conference Telephone.  Members
of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting by means of a conference telephone or similar communications equipment if
all persons participating in the meeting can hear each
other at the same time.  Participation in a meeting by
these means constitutes presence in person at a meeting,
except as otherwise provided by statute
       Section 16.	Compensation.  The Directors may be paid
their expenses, if any, of attendance at each meeting of
the Board of Directors.  A Director may be paid a fixed sum
for attendance at each meeting of the Board of Directors or
a stated salary as Director, or both such fixed sum and
stated salary.  No such payment shall preclude any Director
from serving the Corporation in any other capacity and
receiving compensation therefor.  Members of special or
standing committees may be allowed like compensation for attending committee meetings
       Section 17.	Investment Policies.  It shall be the
duty of the Board of Directors to ensure that the purchase,
sale, retention and disposal of portfolio securities and
the other investment practices of the Corporation are at
all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation.  The Board, however, may
delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company or investment
adviser pursuant to a written contract or contracts which
have obtained the requisite approvals, including the
requisite approvals or renewals thereof, of the Board of Directors or the stockholders of the Corporation in accordance with the provisions of the Investment Company
Act of 1940, as amended.
       Section 18.	Use of Assets by Independent Directors.
The Independent Directors of the Corporation, as defined in
Section 5 above, or a committee consisting of one or more Independent Directors, may use the assets of the Corporation to retain experts, including legal counsel other than regular legal counsel to the Corporation and the Independent Directors, when they deem it necessary to further the interests of the Corporation's stockholders.
ARTICLE IV

COMMITTEES
       Section 1.	Audit and Nominating and Administration
Committees.  The Board shall, by resolution adopted by a
majority of the entire Board, designate an Audit Committee
and a Nominating and Administration Committee, each
consisting of one or more Directors and having such powers
and duties as the Board of Directors may, by resolution and
in the Charter of such Committee, prescribe.
       Section 2.	Other Committees of the Board.  The Board
may from time to time, by resolution adopted by a majority
of the entire Board, designate one or more other committees
of the Board, each consisting of one or more Directors and
having such powers and duties as the Board of Directors
may, by resolution and in the Charter of such Committee,
prescribe.
       Section 3.	Limitation of Committee Powers.  No
committee of the Board shall have power or authority to:
              (a)	recommend to stockholders any action
requiring authorization of stockholders pursuant to statute
or the Charter of the Corporation;
              (b)	approve or terminate any contract with an
investment adviser or principal underwriter, as such terms
are defined in the Investment Company Act of 1940, as
amended, or take any other action required to be taken by
the Board of Directors by the Investment Company Act of
1940, as amended;
              (c)	amend or repeal these Bylaws or adopt new
Bylaws;
              (d)	declare dividends or other distributions
or issue capital stock of the Corporation; or
              (e)	approve any merger or share exchange
which does not require stockholder approval.
       Section 4.	General.  A majority of the members of
any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee; any member of any committee shall be deemed to be present in person if such member participates in the meeting by conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence of disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee. All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. Each committee shall have a Charter which shall be adopted by the Board.
ARTICLE V

OFFICERS, AGENTS AND EMPLOYEES
       Section 1.	Number and Qualifications.  The Officers
of the Corporation shall be a Chairman of the Board, a
President, a Secretary and a Treasurer, each of whom shall
be elected by the Board of Directors.  None of the
officers, except the Chairman of the Board and the
President, need be members of the Board of Directors.  The
Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper.  Any two
or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more
than one capacity.  Such officers shall be elected by the
Board of Directors each year at its first meeting held
after the annual meeting of stockholders, each to hold
office until the meeting of the Board following the next
annual meeting of the stockholders and until his or her
successor shall have been duly elected and shall have
qualified, or until his or her death, or until he or she
shall have resigned, or have been removed, as hereinafter provided in these Bylaws. The Board may from time to time elect or appoint or delegate to the Chairman of the Board
or the President the power to appoint such officers
(including one or more Assistant Vice Presidents, one or
more Assistant Treasurers and one or more Assistant
Secretaries), and such agents, as may be necessary or
desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the
Board or by the appointing authority.
       Section 2.	Resignations.  Any officer of the
Corporation may resign at any time by giving written notice
of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein
or, if the time when it shall become effective shall not be specified therein immediately upon its receipt; unless otherwise specified therein, the acceptance of such
resignation shall not be necessary to make it effective.
       Section 3.	Removal of Officer, Agent or Employee.
Any officer, agent or employee of the Corporation may be
removed by the Board of Directors if in its judgment it
finds that the best interests of the Corporation will be
served. The Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors.  Such removal shall be without prejudice to
such person's contract rights, if any, but the appointment
of any person as an officer, agent or employee of the
Corporation shall not of itself create contract rights.
       Section 4.	Vacancies.  A vacancy in any office,
whether arising from death, resignation, removal or any
other cause, may be filled for the unexpired portion of the
term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.
       Section 5.	Compensation.  The compensation of the
officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any committee or to any officer in respect of other officers under his or
her control.  No officer shall be precluded from receiving
such compensation by reason of the fact that he or she is
also a Director of the Corporation.
       Section 6.	Bonds or other Security.  If required by
the Board, any officer, agent or employee of the
Corporation shall give a bond or other security for the
faithful performance of his or her duties, in such amount
and with such surety or sureties as the Board may require.
       Section 7.	Chairman of the Board.  The Chairman of
the Board shall be the chief executive officer of the
Corporation and shall have the general and active
management of the business of the Corporation and general
and active supervision and direction over the other
officers, agents and employees and shall see that their
duties are properly performed.  He or she shall, if
present, preside at each meeting of the stockholders and
the Board and shall be an ex officio member of all
committees of the Board.  He or she shall perform all
duties incident to the office of Chairman of the Board and
chief executive officer and such other duties as may from
time to time be assigned to him or her by the Board.  In
the case of the absence of the President or his or her
inability to act, the Chairman of the Board shall perform
the duties of the President and when so acting shall have
all the powers of, and be subject to all the restrictions
upon, the President.  He or she shall perform all duties
incident to the office of President and such other duties
as from time to time may be assigned to him or her by the
Board or these Bylaws.
       Section 8.	President.  The President shall be the
chief administrative officer of the Corporation and shall
have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board. At the request of the Chairman of the Board, or in the case of his or her absence or inability to act, the President shall
perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.
       Section 9.	Vice Presidents.  In the absence of the
President or in the event of his or her refusal to act, and
if a Vice President has been appointed by the Board of
Directors, the Vice President (or in the event there be
more than one Vice President, the Vice Presidents in the
order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting,
shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the
Board or the President.
       Section 10.	Treasurer.  The Treasurer shall:
              (a)	have charge and custody of, and be
responsible for, all the funds and securities of the
Corporation, except those which the Corporation has placed
in the custody of a bank or trust company or member of a
national securities exchange (as that term is defined in
the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the
property of the Corporation;
              (b)	keep full and accurate accounts of
receipts and disbursements in books belonging to the
Corporation except that such functions may be delegated to
the custodian of the property of the Corporation pursuant
to a written agreement;
              (c)	cause all moneys and other valuables to
be deposited to the credit of the Corporation;
              (d)	receive, and give receipts for, moneys
due and payable to the Corporation from any source
whatsoever;
              (e)	disburse the funds of the Corporation and
supervise the investment of its funds as ordered or
authorized by the Board, taking proper vouchers therefor;
and
              (f)	in general, perform all the duties
incident to the office of Treasurer and such other duties
as from time to time may be assigned to him or her by the
Board, the Chairman of the Board or the President.
       Section 11.	Assistant Treasurers.  In the absence or
disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and, when so acting, shall
have all the powers of, and be subject to all the
restrictions upon, the Treasurer.  Each Assistant Treasurer
shall perform all such other duties as from time to time
may be conferred upon or assigned to him or her by the
Board of Directors, the President or the Treasurer.
       Section 12.	Secretary.  The Secretary shall:
              (a)	keep or cause to be kept in one or more
books provided for the purpose, the minutes of all meetings
of the Board, the committees of the Board and the
stockholders;
              (b)	see that all notices are duly given in
accordance with the provisions of these Bylaws and as
required by law;
              (c)	be custodian of the records and the seal
of the Corporation and affix and attest the seal to all
stock certificates of the Corporation, if any, (unless the
seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of
the Corporation under its seal;
              (d)	see that the books, reports, statements,
certificates and other documents and records required by
law to be kept and filed are properly kept and filed; and
              (e)	in general, perform all the duties
incident to the office of Secretary and such other duties
as from time to time may be assigned to him or her by the
Board, the Chairman of the Board or the President.
       Section 13.	Assistant Secretaries.  In the absence or
disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the powers of, and be subject to all restrictions upon,
the Secretary.  Each Assistant Secretary shall perform such
other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the
President or the Secretary.
       Section 14.	Delegation of Duties.  In case of the
absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.
ARTICLE VI

CAPITAL STOCK
       Section 1.	Stock Certificates.  Each stockholder
shall be entitled to have a certificate or certificates, in
such form as shall be approved by the Board which shall
represent and certify the number of shares of stock of the Corporation owned by him or her; provided, however, that certificates for fractional shares will not be delivered in any case.  The certificates representing shares of stock
shall be signed by the Chairman of the Board, the President
or a Vice President and countersigned by the Secretary or
an Assistant Secretary or the Treasurer or an Assistant
Treasurer and sealed with the seal of the Corporation.  Any
or all of the signatures or the seal on the certificate may
be a facsimile.  In case any officer, transfer agent or
registrar who has signed or whose facsimile signature has
been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the
Corporation with the same effect as if such officer,
transfer agent or registrar were still in office at the
date of issue.
       Section 2.	Transfer of Shares.  Upon surrender to
the Corporation or the transfer agent of the Corporation of
a certificate for shares duly endorsed or accompanied by
proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel
the old certificate and record the transaction upon its
books.  Except as otherwise provided by law, the
Corporation shall be entitled to recognize the exclusive
right of a person in whose name any share or shares stand
on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as such owner, and the Corporation shall not be bound
to recognize any equitable or legal claim to or interest in
any such share or shares on the part of any other person.
       Section 3.	Transfer Agents and Registrars.  The
Corporation may have one or more transfer agents and one or
more registrars of its stock, whose respective duties the
Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer
agent or until registered by a registrar, if the
Corporation shall have a registrar.  The duties of transfer
agent and registrar may be combined.
       Section 4.	Record Date and Closing of Transfer
Books.  The Board of Directors may fix, in advance, a date
as the record date for the purpose of determining
stockholders entitled to notice of, or to vote at, any
meeting of stockholders, or stockholders entitled to
receive payment of any dividend or the allotment of any
rights, or in order to make a determination of stockholders
for any other proper purpose.  Such date, in any case,
shall be not more than ninety (90) days, and in case of a
meeting of stockholders not less than ten (10) days, prior
to the date on which the particular action requiring such determination of stockholders is to be taken. Shares of the Corporation's stock acquired by the Corporation between
the record date and the time of the applicable meeting may
be voted at the meeting by the holder of record as of the
record date and shall be counted in determining the total
number of outstanding shares entitled to be voted at the
meeting.  In lieu of fixing a record date, the Board of
Directors may provide that the stock transfer books shall
be closed for a stated period but not to exceed, in any
case, twenty (20) days.  If the stock transfer books are
closed for the purpose of determining stockholders, such
books shall be closed for at least ten (10) days
immediately preceding such meeting.  Only stockholders of
record on such date shall be entitled to notice of and to
vote at such meeting or by consent or to receive such
dividends or rights, as the case may be.
       Section 5.	Regulations.  The Board may make such
additional rules and regulations, not inconsistent with
these Bylaws, as it may deem expedient concerning the
issue, transfer and registration of certificates for shares
of stock of the Corporation.
       Section 6.	Lost, Stolen, Destroyed or Mutilated
Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the
Corporation alleged to have been stolen, lost or destroyed,
upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed or upon receipt of other satisfactory evidence of
such loss or destruction.  When authorizing such issue of a
new certificate or certificates, the Board of Directors
may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with
sufficient surety, to indemnify it against any loss or
claim which may arise by reason of the issuance of a new
certificate.
       Section 7.	Stock Ledgers.  The Corporation shall not
be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the offices of the transfer agent of the Corporation's capital stock. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.
ARTICLE VII

GENERAL PROVISIONS
       Section 1.	Seal.  The Board of Directors shall
provide a suitable seal, bearing the name of the
Corporation, which shall be in charge of the Secretary.
The Board of Directors may authorize one or more duplicate
seals and provide for the custody thereof If the
Corporation is required to place its corporate seal on a document, it is sufficient to meet any requirement of any law, rule, or regulation relating to a corporate seal to
place the word "Seal" adjacent to the signature of the
person authorized to sign the document on behalf of the
Corporation.
       Section 2.	Fiscal Year.  Unless otherwise determined
by the Board, the fiscal year of the Corporation shall end
on the 30th day of September in each year.
       Section 3.	Depositories.  The funds of the
Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.
       Section 4.	Custodians.  All securities and other
investments shall be deposited in the safekeeping of such
banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for
the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.
       Section 5.	Dividends.  Dividends upon the capital
stock of the Corporation, subject to the provisions of the Charter of the Corporation, if any, may be declared by the
Board of Directors at any regular or special meeting,
pursuant to law.  Dividends may be paid in cash, in
property, or in its own shares, subject to the provisions
of the Maryland General Corporation Law and of the Charter
of the Corporation, and further subject to the provisions
if any of an automatic dividend investment plan or other
similar plan which the Board of Directors may adopt, which
may give stockholders the right to receive dividends and distributions in cash and/or shares at their option, and may provide that such shares shall be issued at net asset
value notwithstanding that the same is below market value.
       Section 6.	Checks, Notes, Drafts, etc.  Checks,
notes, drafts, acceptances, bills of exchange and other
orders or obligations for the payment of money issued in
the name of the Corporation shall be signed by such officer
or officers or person or persons as the Board of Directors
shall from time to time designate.
       Section 7.	Reports.  The Corporation shall transmit
to its stockholders semi-annual unaudited or audited
reports of its financial condition and annual reports
audited by independent public accountants.
       Section 8.	Amendments.  These Bylaws or any of them
may be amended, altered or repealed and new Bylaws adopted, only by the Directors of the Corporation by the affirmative vote of a majority of the Directors at any regular or special meeting of the Board of Directors or by unanimous written consent of the Directors.